Eaton Corporation plc
2020 Annual Report on Form 10-K
Item 15(b)
Exhibit 24
Power of Attorney
KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed below has made, constituted and appointed, and by this instrument does make, constitute and appoint Richard H. Fearon, Ken D. Semelsberger or James P. Even his or her true and lawful attorney and agent, for him or her and in his or her name, place and stead to execute and subscribe, as attorney-in-fact, his or her signature as Director or Officer or both, as the case may be, of Eaton Corporation plc, to its Annual Report on Form 10-K for the year ended December 31, 2020 pursuant to the Securities Exchange Act of 1934, and to any and all amendments to that Annual Report, hereby giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, including to file the Annual Report on Form 10-K with the Securities and Exchange Commission, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.
This Power of Attorney shall not apply to any Annual Report on Form 10-K or amendment thereto filed after December 31, 2021.
IN WITNESS WHEREOF, this Power of Attorney has been signed this 24th day of February, 2021.

/s/ Craig Arnold	/s/ Richard H. Fearon
Craig Arnold, Chairman; Principal Executive Officer; Director	Richard H. Fearon, Principal Financial Officer; Director

/s/ Christopher M. Connor
Ken D. Semelsberger, Principal Accounting Officer	Christopher M. Connor, Director

/s/ Michael J. Critelli	/s/ Olivier Leonetti
Michael J. Critelli, Director	Olivier Leonetti, Director

/s/ Deborah L. McCoy	/s/ Silvio Napoli
Deborah L. McCoy, Director	Silvio Napoli, Director

/s/ Gregory R. Page	/s/ Sandra Pianalto
Gregory R. Page, Director	Sandra Pianalto, Director

/s/ Lori J. Ryerkerk	/s/ Gerald B. Smith
Lori J. Ryerkerk, Director	Gerald B. Smith, Director

/s/ Dorothy C. Thompson
Dorothy C. Thompson, Director